SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
September 9, 2005

Date of Report (Date of Earliest Event Reported)
The Cronos Group

(Exact name of registrant as specified in its charter)
Luxembourg

(State or Other Jurisdiction of Incorporation)

0-24464	Not Applicable

(Commission File Number)	(IRS Employer Identification No.)
5, rue Guillaume Kroll, L-1882 Luxembourg
(Address of principal executive offices) (Zip Code)
(352) 26.48.36.88

(Registrant’s Telephone Number, Including Area Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR § 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR § 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR § 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR § 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
          Cronos Containers Inc. Cronos Containers Inc. (“CCI”), a California corporation and an indirect wholly-owned subsidiary of the registrant, The Cronos Group (the “Company”) (Nasdaq symbol: CRNS) was a party to an Equipment Lease Agreement, dated as of December 27, 1995 (the “Lease Agreement”), with Banc of America Leasing & Capital, LLC, a Delaware limited liability company (“Banc of America”), as successor in interest to Greyrock Capital Group, Inc., a Delaware corporation. Pursuant to the Lease Agreement, and as of September 9, 2005, CCI leased 1,544 20-foot dry cargo, 818 40-foot dry cargo, 193 40-foot high-cube dry cargo, and 72 tank containers from Banc of America (the “Containers”).
          On September 9, 2005, CCI entered into a Loan and Security Agreement with Banc of America (the “Loan Agreement”), pursuant to which Banc of America (i) lent CCI the monies to enable CCI to purchase the Containers and (ii) has made available an additional amount of approximately $6 million for the purchase of new containers (the “Facility”). On the same date, CCI entered into a Container Purchase and Sale Agreement (the “Purchase Agreement”) with Banc of America pursuant to which CCI purchased the Containers from Banc of America for a purchase price of approximately $3.9 million. CCI paid for the Containers by issuing to Banc of America, under the Loan Agreement, a promissory note (the “Note”). The Note is fully amortizable over forty-eight (48) months, and carries a variable interest rate based upon one-month Libor. The portion of the Facility used to purchase new containers will be fully amortizable over eighty-four (84) months, with a balloon payment of 20% of this portion of the Facility payable at maturity, and carries a variable interest rate also based upon one-month Libor. Pursuant to the terms of the Loan Agreement, the maximum amount of the Facility that may be drawn upon by CCI in the aggregate is $9,900,000. The portion of the Facility available to purchase new containers has not yet been drawn upon.
          Company Guaranty. The obligations of CCI to Banc of America under the Loan Agreement, the Purchase Agreement, and the Note are secured by the Containers and the proceeds from the leasing and/or sale thereof. In addition, the Company provided an unconditional guaranty of the obligations of CCI under the Loan Agreement, the Note and the Purchase Agreement to Banc of America (the “Guaranty”). The Guaranty replaces the Company’s previous guaranty of CCI’s obligations under the Lease Agreement. CCI’s obligations under the Loan Agreement, the Purchase Agreement, and the Note, and the Company’s guaranty of CCI’s obligations pursuant to the Guaranty, may be accelerated upon certain events of default, as set forth in Section 8 of the Loan Agreement. These events of default include the failure to meet certain financial covenants.
     Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
(a) See the discussion of CCI’s indebtedness and the Company’s guaranty thereof under item 1.01 above.

Item 9.01 Financial Statements and Exhibits.
(c)	Exhibits.

Exhibit 10.1	Loan and Security Agreement by and between Cronos Containers Inc. (“CCI”) and Banc of America Leasing & Capital, LLC (“Banc of America”), dated as of September 9, 2005.

Exhibit 10.2	Container Purchase and Sale Agreement by and between CCI, as purchaser, and Banc of America, as seller, dated as of September 9, 2005.

Exhibit 10.3	CCI Libor Note and Security Agreement in favor of Banc of America in the principal amount of $3,938,141.69, dated as of September 9, 2005.

Exhibit 10.4	Guaranty of The Cronos Group in favor of Banc of America, dated as of September 9, 2005.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CRONOS GROUP

By	/s/ Elinor Wexler

Elinor A. Wexler
Assistant Secretary
Date: September 15, 2005

EXHIBIT INDEX

Exhibit 10.1	Loan and Security Agreement by and between Cronos Containers Inc. (“CCI”) and Banc of America Leasing & Capital, LLC (“Banc of America”), dated as of September 9, 2005.

Exhibit 10.2	Container Purchase and Sale Agreement by and between CCI, as purchaser, and Banc of America, as seller, dated as of September 9, 2005.

Exhibit 10.3	CCI Libor Note and Security Agreement in favor of Banc of America in the principal amount of $3,938,141.69, dated as of September 9, 2005.

Exhibit 10.4	Guaranty of The Cronos Group in favor of Banc of America, dated as of September 9, 2005.